                                                                     EXHIBIT 5.1

               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]



                               October 24, 1997


Signature Resorts, Inc.
1875 South Grant Street
Suite 650
San Mateo, California 94402

     Re:  Signature Resorts, Inc., a Maryland
          corporation, (the "Company") - Registration
          Statement on Form S-1 (Registration No. 333-
          30285), as amended, pertaining: (i) to 4,918,769
          shares (the "Issued Shares") of common stock,
          par value one cent ($0.01) per share
          ("Common Stock") to be sold by certain
          stockholders of the Company (the "Selling
          Stockholders"); and (ii) 2,459,385 shares (the
          "Stock Dividend Shares") of Common Stock to be
          issued to the Selling Stockholders as a stock
          dividend with respect to the Issued Shares and
          sold by the Selling Stockholders
          -----------------------------------------------


Ladies and Gentlemen:

     In connection with the registration of the Shares under the Securities Act of 1933 as amended (the "Act"), by the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on or about June 27, 1997, Amendment No. 1 to Form S-1 on Form S-3 filed with the Commission on or about September 8, 1997, Amendment No. 2 to Form S-1 on Form S-3 filed with the Commission on or about October 10, 1997, Amendment No. 3 to Form S-1 on Form S-3 filed with the Commission on or about October 22, 1997 and Amendment No. 4 to Form S-1 on Form S-3 filed or to be filed with the Commission on or about October 24, 1997 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the

BALLARD SPAHR ANDREWS & INGERSOLL

Signature Resorts, Inc.
October 24, 1997
Page 2

charter of the Corporation (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on May 28, 1996, Articles of Amendment filed with the SDAT on June 13, 1996 and Articles of Amendment filed with the SDAT on August 20, 1996. We have also examined the Bylaws of the Company, as amended through the date hereof (the "Bylaws") and Resolutions of the Board of Directors of the Company adopted on or before the date hereof and in full force and effect on the date hereof; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so. We have also assumed that the Selling Stockholder will be the holder of record of the Issued Shares.

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that: (i) the Issued Shares have been duly authorized by all necessary corporate action on the part of the Company, have been validly issued and are fully paid and non-assessable and (ii) the Stock Dividend Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered as a stock dividend to the Selling Stockholder as of October 10, 1997, will be validly issued and fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


                                    Very truly yours,


                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL